EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-224507) and Form S-8 (Nos. 333-107240, 333-115135, 333-160838, 333-171027 and 333-204704) of TEGNA Inc. of our report dated March 2, 2020 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
McLean, Virginia
March 2, 2020